                                                                    EXHIBIT 99.3


Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

DIGITAL INSIGHT CORPORATION







[1301 - DIGIAL INSIGHT CORPORATION] [FILE NAME: DQ10BA ELX] [VERSION -1] [01/06/00] [orig. 01/06/00]

                                  DETACH HERE



            Please mark
   [X]      votes as in
            this example.


                                                         FOR  AGAINST  ABSTAIN
1. Approve the issuance of shares of Digital Insight
   common stock in the merger of a wholly-owned          [ ]    [ ]      [ ]
   subsidiary of Digital Insight with and into nFront, Inc. as contemplated by the Agreement and Plan of Merger and Reorganization dated as of November 21, 1999, as amended, among Digital Insight, Black
   Transitory Corporation and nFront.

2. Approve the amendment to the 1999 Stock Plan to       [ ]    [ ]      [ ]
   increase the number shares of common stock reserved for issuance under the plan from 1,600,000 to 2,500,000 shares.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                         Please sign exactly as name appears herein. Joint owners should each sign. Executors, administrators, trustees, guardians, or other siduciaries should give full info as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.



Full name: ______________ Date: ________ Signature: ___________ Date: _________








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                                  DETACH HERE


                                     PROXY

                          DIGITAL INSIGHT CORPORATION

                               26025 Mureau Road
                              Calabasas, CA 91302

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS



     The undersigned hereby appoints John Dorman and Kevin McDonnell, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Digital Insight Corporation (the "Company") held of record by the undersigned on January 6, 2000 at the Special Meeting of Stockholders to be held on February 10, 2000 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
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